UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2015

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.       Completion of Acquisition or Disposition of Assets.

On August 4, 2015, Ventas, Inc. (“Ventas”) completed its acquisition of Ardent Medical Services, Inc. (“AHS”).  Concurrent with the closing of the transaction, Ventas separated AHS’s hospital operations from its owned real estate and sold the hospital operations to a newly formed and capitalized operating company (“Ardent”).  Ardent is majority owned by an entity controlled by Equity Group Investments (“EGI”), with Ventas purchasing a 9.9% interest and management of AHS retaining a significant ownership stake.  Ventas has entered into a long-term triple-net lease with Ardent to operate the acquired properties with an initial base rent of $105 million.  The value of Ventas’s investment in the AHS-owned real estate (inclusive of Ventas’s concurrent purchase of the real estate previously owned by a joint venture between AHS and a minority partner in one of AHS’s hospital service areas) plus Ventas’s purchased 9.9% interest in Ardent is approximately $1.4 billion.

A copy of the press release issued by Ventas, EGI and AHS on August 4, 2015 announcing the completion of the transactions is filed herewith as Exhibit 99.1 and is incorporated in this Item 2.01 by reference.

Item 9.01.                Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

Financial statements of the business acquired and any additional information specified by Rule 3-05 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

(b)  Pro Forma Financial Information.

Pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

(c)  Shell Company Transactions.

Not applicable.

(d)         Exhibits:

Exhibit Number	Description
99.1	Press release issued by Ventas, EGI and AHS on August 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: August 10, 2015	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Ventas, EGI and AHS on August 4, 2015.